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                                                                   EXHIBIT 99.2


FAMILY GOLF CENTERS, INC. CLOSES $100 MILLION CREDIT FACILITY AND SKATENATION ACQUISITION

MELVILLE, N.Y. -- (BUSINESS WIRE) -- Dec. 3, 1998 -- Family Golf Centers, Inc. (NASDAQ, NM: FGCI), announced today that it has closed on its previously announced $100 million credit facility. The credit facility is a two-year secured revolving facility that converts to a four-year term loan in November 2000. A syndicate led by The Chase Manhattan Bank is providing the credit facility.

The Company also announced that it has closed its previously announced acquisition of SkateNation, Inc. SkateNation operates 6 ice rink facilities and manages 17 additional facilities in 11 states.

Including the newly acquired SkateNation facilities, Family Golf owns, operates or has under construction 116 golf and 30 ice and family entertainment centers in 24 states and the Canadian Provinces of British Columbia, Alberta, and Ontario.

The matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties including those as described in Family Golf Centers, Inc.'s 10K for the year ended December 31, 1997; actual results could differ materially from those indicated by such forward-looking statements.